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Terry Amisano Ltd.                                             AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                          CHARTERED ACCOUNTANTS



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment #2 of the Registration Statement of Achievers Magazine Inc. on Form SB-2 of our Report of Independent Registered Public Accounting Firm dated November 17, 2004 relating to the balance sheet of Achievers Magazine Inc., as at July 31, 2004, and the related statement of operations, stockholders' deficiency and cash flows for the year then ended and the reference to our firm as experts in the Registration Statement.





Vancouver, Canada                                            /s/ Amisano Hanson
December 13, 2004                                        CHARTERED  ACCOUNTANTS